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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF AVIALL, INC.

                                                              STATE OR
                                                             COUNTRY OF
SUBSIDIARY                                                  ORGANIZATION
----------                                                  ------------
Aviall (Canada) Ltd.                                          Ontario
Aviall (UK) Limited                                           England
Aviall Airstocks Limited                                      Hong Kong
Aviall Asia Limited                                           Hong Kong
Aviall Australia Pty Ltd                                      Australia
Aviall de Mexico, S.A. de C.V.                                Mexico
Aviall Foreign Sales Corporation                              Barbados
Aviall New Zealand Limited                                    New Zealand
Aviall Product Repair Services, Inc.                          Delaware
Aviall Pte Ltd                                                Singapore
Aviall S.A.R.L.                                               France
Aviall Services, Inc.                                         Delaware
Inventory Locator Service, LLC                                Delaware
Van Dusen Aircraft Supplies Ltd                               Australia